Exhibit B-106





                                COMPANY NUMBER 2366928


                                The Companies Act 1985


                          A PUBLIC COMPANY LIMITED BY SHARES



                                      MEMORANDUM

                                         AND

                               ARTICLES OF ASSOCIATION

                                          OF

                               MIDLANDS ELECTRICITY PLC

                        Incorporated on 1st day of April 1989


           The Articles of Association were amended by Special Resolutions passed at the Annual General Meeting held on 11 August 1993,
           3 August 1994, 2 August 1995 and by Written Resolution passed on
                                  13 December 1996.


           On 5 January 1996, shareholders approved the sub-division of the share capital of the Company from 150,000,000 pounds divided into
             300,000,000 ordinary shares of 50 pence each to 150,000,000 pounds ordinary shares of 25 pence each. The effective date of the sub-division is 13 January 1996.





                                THE COMPANIES ACT 1985

                          A PUBLIC COMPANY LIMITED BY SHARES

                              MEMORANDUM OF ASSOCIATION

                                          OF

                               MIDLANDS ELECTRICITY plc

          1.   The Company's name is "Midlands Electricity plc".
          2.   The Company is to be a public company.
          3. The Company's registered office is to be situated in England and Wales.
          4.   The Company's objects are:-


               (1) To acquire or take over the property, rights and liabilities of the Midlands Electricity Board (an Area Board established and constituted under the Electricity Act 1947 as amended by the Electricity Act 1957) pursuant to the Electricity Act 1989 and to carry on, expand and extend the businesses and activities of such board or any part or parts of them (including, without limitation, the business of a public electricity supplier).

               (2) To acquire and hold an interest in shares and other securities in the successor to or owner, whether directly or indirectly, of the property, rights and liabilities of the Central Electricity Generating Board vested in the company known as The National Grid Company plc by Section 66(5) of the Electricity Act 1989 by virtue of the allocation set out in the Transfer Scheme made by the Central Electricity Generating Board pursuant to Section 66(1) of that Act.

               (3) To carry on all or any of the businesses of purchasing, importing, generating, transmitting, transforming, converting, distributing, supplying, exporting and dealing in electricity and all other forms of energy and products or services associated therewith and of promoting the conservation and efficient use of electricity and all other forms of energy.

               (4) To do anything which a public electricity supplier is empowered or required to do under or by virtue of or under a licence or other authorisation granted under the Electricity Act 1989 or any statutory instrument made thereunder or any statutory modification or re-enactment thereof.

               (5) To carry on all or any of the businesses of wholesalers, retailers, traders, suppliers, distributors, designers, developers, manufacturers, installers, fitters, testers, repairers, maintainers, contractors, constructors, operators, users,





                    inspectors, reconditioners, servicers, improvers, alterers, protectors, removers, hirers, replacers, importers and exporters of, and dealers in, electrical appliances, systems products and services used for energy conservation and efficiency, domestic, commercial, agricultural, industrial, household and general equipment, furniture, fixtures, fittings and devices, and all other kinds of goods, equipment, machinery, materials and installations.

               (6) To locate, establish, construct, equip, operate, use, manage and maintain power stations (including, without limitation to the generality of the foregoing, combined heat and power stations), transforming, switching, conversion, transmission and distribution facilities, cables, overhead lines, substations, switching stations, tunnels, cable bridges, link boxes, telecommunications stations, masts, aerials and dishes, fibre optic circuits, satellites and satellite microwave connections, heat pumps, plant and equipment used for combined heat and power schemes, offices, computer centres, shops, dispensing machines for pre-payment cards and other devices, showrooms, depots, factories, workshops, works, plants, refineries, printing facilities, warehouses and other storage facilities (including but not limited to facilities for storage and disposal of products and waste), training, education and display centres, stands and show-houses, museums, testing premises, laboratories, research stations, compressor stations, vehicle parks, terminals, transport facilities, roads, grounds landscaped and planted for screening or other amenity purposes, structures, installations and facilities of all kinds, whether for the purposes of the Company or for sale or let on hire to, or in return for any consideration from, any person and to purchase or otherwise acquire, lease, charter and take, licence or hire any of the same and to sell, lease, licence, let on hire or otherwise dispose of any of the same or share any of the same with another party.

               (7) To carry on all or any of the businesses of exploring for, mining, prospecting for, extracting, recovering and dealing in coal and other minerals, petroleum, oil and other hydrocarbons, metals, natural and other gases and chemicals and other products derived from or connected with any of them.

               (8) To acquire (whether by purchase, lease, concession, grant, hire or otherwise), establish, develop, exploit, operate and maintain land, any estates in land, claims, licences, concessions, wells, mines, drilling and mining rights, exploration and production rights and rights and interests of all descriptions in or relating to the same, which may seem to the Company capable or possibly capable of affording or facilitating the purchase, transmission, transformation, conversion,





                    supply, distribution, generation, development, production or manufacture of electricity or any other form of energy or the supply of coal or other minerals, petroleum, oil or other hydrocarbons, metals or natural and other gases and chemicals and other products derived from or connected with any of them.

               (9) To carry on all or any of the businesses of designers, developers, manufacturers, constructors, installers, fitters, layers, operators, users, inspectors, testers, maintainers, repairers, reconditioners, servicers, improvers, enlargers, alterers, protectors, coaters, replacers, removers, hirers, suppliers, distributors, importers and exporters of and dealers in cables, wires, meters, pylons, tracks, rails, pipelines and any other plant, apparatus, equipment, systems and things used in connection with the transmission, transformation, conversion, supply, distribution, control and generation of electricity or any other forms of energy or with exploring, prospecting and dealing in coal and other minerals, petroleum, oil and other hydrocarbons, metals, natural and other gases and chemicals and other products derived from or connected with any of them, tools, machinery, engineering and other equipment, plants, components, accessories and supplies of every description.

               (10) For the purposes of electricity supply, distribution
                    and communication, to install in, on, above or under any premises or place and to operate, use, inspect, maintain, repair, replace and remove cables, lines, ducts, transformers, switchgear (remotely controlled and otherwise, and including time switches), fuses, circuit breakers, electricity service equipment, meters and other devices for measuring or controlling the quantity or quality of electricity supplied, prepayment and debt payment devices, items provided to afford access to, support, encase, insulate, protect from damage or tampering, the above-mentioned items, or to protect people and property from injury or damage, or to comply with any legal obligation and for other purposes associated with the supply of electricity and to install all such things and apparatus and items for the purposes of supplying, measuring and controlling light, heat, steam, hot water, air conditioning and refrigeration and for associated purposes, including payment for these facilities.

               (11) To provide or procure the provision of such facilities and services as may be necessary or desirable to forecast electricity/energy demand and to satisfy such demand.

               (12) To acquire, (whether by purchase, lease, concession,
                    grant, hire or otherwise), charter, lease, take or let on hire, operate, use, employ or turn to account, build, equip, service, repair, maintain, supply, and





                    deal in motor vehicles, railway locomotives, wagons, trucks and vessels and craft of any description, whether by land, air or water and any other means of transport and engineering plant and machinery, and parts and accessories of all kinds of any of the same and to carry on the businesses of storage contractors, freight contractors, carriers by land water and air of freight and passengers, forwarding agents, shipping agents and agents of any other kind.

               (13) To carry on as principal, agent or sub-contractor all or any of the businesses of running, operating, managing, supplying and dealing in systems for the conveyance by any means of sounds, visual images, signals, and services, facilities and equipment ancillary to or for use in connection with such systems.

               (14) To carry on all or any of the businesses of running,
                    operating, managing, supplying and dealing in data processing and information retrieval systems, computers, computer programmes and software, computer bureaux and data bases, meter reading and credit checking and to provide services, facilities and equipment ancillary to or for use in connection with the same.

               (15) To carry on business as inventors, researchers and
                    developers, to conduct, promote and commission research and development in connection with the businesses and activities of the Company and its subsidiaries, to establish and maintain research stations, laboratories, workshops, testing and proving grounds and sites, facilities and establishments and installations and to exploit and turn to account the results of any research and development carried out by or for it.

               (16) To invent, design, develop, construct, manufacture,
                    produce, erect, assemble, test, alter, install, maintain, repair, renovate, refurbish, recondition, utilise, operate, manage, purchase, sell, hire, hire-out, import, export, supply and otherwise deal in all kinds of equipment, apparatus, plant, machinery, appliances, articles, furniture, things, accessories, components, fittings, tools, materials, substances, products, systems, computers, computer programmes and software which are required or likely to be required by the Company for the purposes of or in connection with any of its businesses or by other persons or which in the opinion of the Company may be conveniently or advantageously dealt with by the Company in connection or association with any of its objects or the objects of any of its subsidiaries.

               (17) To carry on all or any of the businesses of
                    consultants, advisers and suppliers of management, personnel and training services, whether generally or





                    in respect of one of more of the types of business or activity which the Company has power to carry on, and to provide training and educational courses, instruction and materials, of every description for employees of the Company and for other persons.

               (18) To appoint and to enter into agreements or arrangements with any person to represent all or any of the Company, its subsidiaries, the electricity industry or any part thereof, or any other organisation or person at meetings of local, national and international organisations and bodies concerned with activities connected or associated with any of the businesses or activities of the Company and its subsidiaries, to provide services of all kinds to such organisations and bodies and to negotiate and enter into local, national and international agreements and standards relating to matters of concern or interest to the Company or its subsidiaries or persons represented by or having dealings with the Company or its subsidiaries.

               (19) To carry on all or any of the businesses of and provide services associated with, engineers (including without limitation electrical, mechanical, heating, ventilation, civil, chemical, telecommunications and gas engineers), mechanics, technicians, draftsmen, designers, surveyors, architects, builders, decorators, caterers, kitchen installers and shopfitters.

               (20) To establish, design, acquire, produce, transmit,
                    broadcast, publish, print and reproduce in any form whatsoever (including, without prejudice to the generality of the foregoing, visual or audible form and forms capable of being used by or in connection with computers), and to accept, buy, sell and supply and otherwise deal in brochures, manuals, journals and periodicals, magazines, newspapers, books, pictures, photographs, stationery and other documents, sound and visual recordings, tapes, films and programmes for radio, television, cinema and other means of communication, (including, without prejudice to the generality of the foregoing, any forms of advertisement, publicity and promotional material for the Company or its subsidiaries).

               (21) To carry on all or any of the businesses of
                    manufacturers, wholesalers, retailers and traders, whether generally or in relation to particular goods or commodities, and to develop, produce and undertake advertising, publicity and promotional campaigns and competitions for itself and other persons, to undertake, promote and sponsor any product, service, event, individual or publication which in the opinion of the Company will promote advance or publicise any activity of the Company or any of its subsidiaries and generally to carry on the businesses of public relations agents, publicity consultants and marketing





                    agents.

               (22) To carry on all or any of the businesses of bankers,
                    financiers, factors, debt collectors, dealers in securities, underwriters, insurers, brokers of any kind, developers of and dealers in property.

               (23) To borrow or raise money or secure or discharge any
                    debt or obligation (whether of the Company or of any other person) in such manner as the Company thinks fit and in particular (but without prejudice to the generality of the foregoing) by the creation or issue, upon such terms as to priority or otherwise as the Company thinks fit, of securities of any kind or mortgages or charges (fixed or floating) founded or based upon all or any part of the undertaking, property, assets and rights (present and future) of the Company, including its uncalled capital, or without any such security; and to receive money on deposit and advance payments with or without allowance of interest thereon.

               (24) To enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods or in any other manner, the performance of any contracts, obligations or commitments of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of, any person, including (without prejudice to the generality of the foregoing) any company which is a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company and whether or not any consideration or advantage is received by the Company.

               (25) To accept securities of any person or any property or interest therein of whatsoever nature in payment or part payment for any services rendered or for any sale or supply made to, or debt owing from, any such person.

               (26) To insure by any means the Company shall think fit any property, asset, matter or interest and against any potential liability or loss of the Company or of any other person and the life or health of any person for the benefit of the Company.

               (27) To enter into and carry into effect any arrangement for a partnership or joint working or joint venture in business or for the sharing of profits or for amalgamation with any other person.





               (28) To acquire by any means and hold and deal with any real or personal property or rights whatsoever, whether or not for the purposes of or in connection with any of the foregoing activities, and without prejudice to the generality of the foregoing to purchase, take on lease or in exchange, take options over, hire or otherwise acquire and hold and deal with any real property and any estate or interest in such property, including without limitation any lands, buildings, installations, structures, servitudes, easements, rights, privileges and concessions and wayleaves and to use, exploit and develop the same.

               (29) To carry on business as land and estate owners,
                    builders, house and estate agents, to build, construct, maintain, alter, enlarge, pull down and remove or replace any buildings, factories, offices, works, wharfs, roads, railways, tramways, machinery, engines, walls, fences, banks, dams, sluices or water courses and to clear sites for the same and to work, manage and control the same and to carry on any other business which may seem to the Company capable of being conveniently carried on in connection with the above or calculated directly or indirectly to enhance the value of or render more profitable any of the Company's property.

               (30) To apply for and take out, purchase or otherwise
                    acquire any patents, patent rights, inventions, secret processes, designs, copyrights, trade marks, service marks, commercial names and designations, know-how, formulae, licences, concessions and the like (and any interest in any of them) and any exclusive or non-exclusive or limited right to use, and any secret or other information as to, any invention or secret process of any kind and to use, exercise, develop, and grant licences in respect of, and otherwise turn to account and deal with, the property, rights and information so acquired.

               (31) To acquire by any means the whole or any part of the
                    assets, and to undertake the whole or any part of the liabilities, of any person carrying on or proposing to carry on any business which the Company is authorised to carry on or which can be carried on in connection therewith, and to acquire an interest in, amalgamate or enter into partnership or into any arrangement for sharing profits, or for co-operation, or for mutual assistance, with any such person and to give or accept, for any of the acts or things aforesaid or property acquired, such consideration as the Company thinks fit, including without limitation, any shares, whether fully or partly paid up, debentures, or other securities or rights.

               (32) To subscribe for, underwrite, purchase or otherwise
                    acquire, and to hold, and deal with, any shares,





                    stocks, debentures, bonds, notes and other securities, obligations and other investments of any nature whatsoever and any options or rights in respect of them; and otherwise to invest and deal with the money and assets of the Company.

               (33) To advance, lend or deposit money, and to give credit or financial accommodation to any person on such terms as may be thought fit by the Company and to render advice to any such person.

               (34) To draw, make, accept, endorse, discount, negotiate,
                    execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

              *(35) Subject to such terms and conditions as may be thought fit, to undertake interest rate and currency swaps, options (including traded options), swap option contracts, forward exchange contracts, futures contracts or other financial instruments including hedging agreements of any kind all or any of which may be on a fixed and/or floating rate basis and/or in respect of Sterling (and any other currencies or basket of currencies including but not limited to European Currency Units (as the same may from time to time be designated or constituted)) or commodities of any kind and in the case of such swaps, options, swap option contracts, forward exchange contracts, futures contracts or other financial instruments including hedging agreements of any kind they may be undertaken by the Company on a speculative basis or otherwise.

               * Sub-clause (35) was added by Special Resolution of the Company passed on 20th November 1990.

               (36) To apply for, promote and obtain any Act of Parliament, charter, privilege, concession, licence or authorisation of any government, state, department or other authority (international, national, local, municipal or otherwise) for enabling the Company to carry any of its objects into effect or for extending any of the Company's powers or for effecting any modification of the Company's constitution, or for any other purpose which may seem expedient, and to oppose any actions, steps, proceedings or applications which may seem calculated directly or indirectly to prejudice the interests of the Company or of its members.

               (37) To enter into any arrangements with any governments,
                    states, departments or authorities (international, national, local, municipal or otherwise), or any corporations, companies or persons, that may seem conducive to the Company's objects or any of them, and to obtain from any such government, state, department, authority, corporation, company or person, any charters, contracts, decrees, rights, privileges and





                    concessions which the Company may think desirable, and to carry out, exercise, comply with and exploit, any such charters, contracts, decrees, rights, privileges and concessions.

               (38) To do all or any of the following, namely:-

                    (A) to establish, provide, carry on, maintain, manage, support, purchase and contribute to any pension, superannuation, retirement, redundancy, injury, death benefit or insurance funds, trusts, schemes or policies for the benefit of, and to give or procure the giving of pensions, annuities, allowances, gratuities, donations, emoluments, benefits of any description (whether in kind or otherwise), incentives, bonuses, assistance (whether financial or otherwise) and accommodation and to provide and maintain living accommodation, in all cases in such manner and on such terms as the Company thinks fit to, and to make payments for or towards the insurance of:-

                    (i) any individuals who are or were at any time in the employment of, or directors or officers of (or held comparable or equivalent office in), or acted as consultants or advisers to or agents for:-

                         (a) the Company or any company which is or was its holding company or is or was a subsidiary of the Company or any such holding company; or

                         (b) any person to whose business the Company or any subsidiary of the Company is, in whole or in part, a successor directly or indirectly; or

                         (c) any person otherwise allied to or associated with the Company;

                    (ii) any other individuals whose service has been of
                         benefit to the Company or who are or were at any time members or eligible to be members of any scheme established under section 54 of the Electricity Act 1947 or who the Company considers have a moral claim on the Company; and

                   (iii) the spouses, widows, widowers, families and
                         dependants of any such individuals as aforesaid;
                         and

                    (B) to establish, provide, carry on, maintain, manage, support and provide financial assistance to welfare, sports and social facilities, associations, clubs, funds and institutions which the Company considers likely to benefit or further the interests of any of the aforementioned





                         individuals, spouses, widows, widowers, families and dependants.

               (39) To establish, maintain, manage, support and contribute to any schemes for the acquisition of shares in the Company or any holding company by or for the benefit of any individuals who are or were at any time in the employment of, or directors or officers of, the Company or any company which is or was its holding company or is or was a subsidiary of the Company or any such holding company or any other company or former company connected or associated in any way with the Company or with the whole or any part of its undertaking, and to lend money to any such individuals to enable them to acquire shares in the Company or in its holding company and to establish, maintain, manage and support (financially or otherwise) any schemes for sharing profits of the Company or any other such company as aforesaid with any such individuals.

               (40) To subscribe or contribute (in cash or in kind) to, and to promote or sponsor, any charitable, benevolent or useful object of a public character or any object which may in the opinion of the Company be likely directly or indirectly to further the interests of the Company, its employees or its members.

               (41) To pay and discharge all or any expenses, costs and
                    disbursements, to pay commissions and to remunerate any person for services rendered or to be rendered, in connection with the formation, registration, promotion and flotation of the Company and any company promoted by the Company and of and incidental to any negotiations between promoters preliminary to the formation of the Company and the underwriting or placing or issue at any time of any securities of the Company or of any other person and also all costs and expenses of and incidental to the acquisition by the Company of any property or assets and of and incidental to the accomplishment of all or any formalities which the Company may think necessary or proper in connection with any of the matters aforesaid.

               (42) To cease carrying on or wind up any business or
                    activity of the Company and to cancel any registration of and to wind up or procure the dissolution of the Company in any state or territory.

               (43) To issue, allot and grant options over securities of
                    the Company for cash or otherwise or in payment or part payment for any real or personal property or rights therein purchased or otherwise acquired by the Company or any services rendered to, or at the request of, or for the benefit of, the Company or as security for, or indemnity for, or towards satisfaction of, any liability or obligation undertaken or agreed to be undertaken by or for the benefit of the Company, or in





                    consideration of any obligation (even if valued at less than the nominal value of such securities) or for any other purpose.

               (44) To procure the Company to be registered or recognised in any part of the world.

               (45) To promote or concur in promoting any other company for the purpose of acquiring all or any of the property or undertaking any of the liabilities of the Company, or both, or of undertaking any business or operations which may appear likely to assist or benefit the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares, debentures, obligations or other securities of any such company.

               (46) To dispose by any means of the whole or any part of the assets of the Company or of any interest therein.

               (47) To distribute in specie or otherwise by way of
                    dividends or bonus or reduction of capital all or any of the property or assets of the Company among its members, and particularly, but without prejudice to the generality of the foregoing, securities of any other company formed to take over the whole or any part of the assets or liabilities of the Company or any proceeds of sale or other disposal of any property or assets of the Company.

               (48) To do all or any of the above things in any part of the world, and either as principal, agent, trustee, contractor or otherwise, and either alone or in conjunction with others, and either by or through agents, trustees, sub-contractors, subsidiaries or otherwise.

               (49) To carry on any other businesses or activities which
                    the directors consider is, or may be, capable of being carried on directly or indirectly for the benefit of the Company.

               (50) To do all such other things as may be deemed, or as the
                    Company considers, incidental or conducive to the attainment of the above objects or any of them.


          AND IT IS HEREBY DECLARED that in this clause:-

          (a) unless the context otherwise requires, words in the singular include the plural and vice versa;

          (b) unless the context otherwise requires, a reference to a person includes a reference to a company, and a reference to a person or company includes a reference to a firm, partnership, corporation, government or other authority (municipal, local or otherwise),





                    undertaking, organisation, association, statutory, public or other body and any other legal entity, whether resident, domiciled or situated in the United Kingdom or elsewhere;

          (c) references to "other" and "otherwise" shall not be construed ejusdem generis where a wider construction is possible;

          (d)       the words "and" and "or" shall mean "and/or";

          (e) the words "associated companies" shall mean any two or more companies if one has control of the other or others, or any person has control of both or all of them;

          (f) the words "subsidiary" (except in paragraph (h) below) and "holding company" have the same meaning as in section 736 of the Companies Act 1985 or any statutory modification or re-enactment of it;

          (g) the words "securities" shall include any fully, partly or nil paid or no par value share, stock, unit, debenture or loan stock, deposit receipt, bill, note, warrant, coupon, right to subscribe or convert, or similar right or obligation;

          (h) the objects specified in each of the foregoing paragraphs of this clause shall be separate and distinct objects of the Company and accordingly shall not be in any way limited or restricted (except so far as otherwise expressly stated in any paragraph) by reference to or inference from the terms of any other paragraph or the order in which the paragraphs occur or the name of the Company, and none of the paragraphs shall be deemed merely subsidiary or incidental to any other paragraph.

           5.       The liability of the members is limited.

          *6. The share capital of the Company is 50,000 pounds, divided into 50,000 shares of 1 pound each.


          WE, the subscribers to this memorandum of association, wish to be formed into a company pursuant to this memorandum and we agree to take the number of shares shown opposite our respective names.

               Names and addresses                Number of shares
               of subscribers                     taken by each
                                                  subscriber

               Mark Andrew Higson                      One
               2 Stayleys Road
               Borough Green
               Kent  TN15 8RR





               David Frederick Pascho                  One
               25 Derwent Road
               Whitton
               Twickenham
               Middlesex  TW2 7HQ


          Dated   9th March 1989

          Witness to the above signatures:-  B G Johnson
                                             161 Wessex Drive
                                             Erith
                                             Kent
                                             DA8 3AH
                                             Civil Servant


               *On 20 November 1990 the authorised share capital of the Company was amended to 150,000,000.00 pounds, divided into 300,000,000 ordinary shares of 50 pence and subsequently on 13 January 1996 a sub-division of shares took place and the authorised share capital was amended to 150,000,000.00 pounds, divided into 600,000,000 ordinary shares of 25 pence.